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                                                                  Exhibit 21.1

                 SUBSIDIARIES OF PACIFIC GATEWAY EXCHANGE, INC.
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
Name                                                                                    Jurisdiction of Organization
Pacific Gateway Exchange (U.K.) Limited . . . . . . . . . . . . . . . . . . . . . . .   United Kingdom
Pacific Gateway Exchange (Cyprus) Limited . . . . . . . . . . . . . . . . . . . . . .   Republic of Cyprus
Pacific Gateway Exchange New Zealand Limited  . . . . . . . . . . . . . . . . . . . .   New Zealand
Pacific Gateway Exchange (New Zealand) Partnership. . . . . . . . . . . . . . . . . .   New Zealand
Pacific Gateway Exchange (Bermuda) Limited  . . . . . . . . . . . . . . . . . . . . .   Islands of Bermuda
PGE Japan, Ltd. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Japan
Pacific Gateway Exchange (Japan) Inc. . . . . . . . . . . . . . . . . . . . . . . . .   Delaware
International Exchange Communications, Inc. . . . . . . . . . . . . . . . . . . . . .   Delaware
Rustelnet, a Closed Joint Stock Company . . . . . . . . . . . . . . . . . . . . . . .   Russian Federation
Onyx Networks, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Delaware
Pacific Gateway Exchange (Canada) Inc.  . . . . . . . . . . . . . . . . . . . . . . .   New Brunswick, Canada
Pacific Gateway Exchange Japan Backhaul, Inc. . . . . . . . . . . . . . . . . . . . .   Delaware
Japan Backhaul Company, Ltd.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Japan
Global Time, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Delaware
Pacific Gateway Exchange International Limited  . . . . . . . . . . . . . . . . . . .   Ireland
Pacific Gateway Exchange (Germany) GmbH . . . . . . . . . . . . . . . . . . . . . . .   Germany
Pacific Gateway Exchange (Switzerland) AG . . . . . . . . . . . . . . . . . . . . . .   Switzerland
Pacific Gateway Exchange (Iberia) SA  . . . . . . . . . . . . . . . . . . . . . . . .   Spain
Pacific Gateway Exchange (Hamilton) Limited . . . . . . . . . . . . . . . . . . . . .   Bermuda
Pacific Gateway Exchange (Australia) PTY Limited  . . . . . . . . . . . . . . . . . .   Australia
Pacific Gateway Exchange (Hong Kong) Ltd. . . . . . . . . . . . . . . . . . . . . . .   Hong Kong
Pacific Gateway Exchange (Taiwan) Limited . . . . . . . . . . . . . . . . . . . . . .   Bermuda
Onyx Networks Ltd.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Bermuda
Onyx Networks International Limited . . . . . . . . . . . . . . . . . . . . . . . . .   Ireland
Onyx Internet Ltd.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   United Kingdom
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